Exhibit 10.1

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims Agreement (the “Agreement”) is made as of the Agreement Effective Date (as defined below) by and between IMARA, Inc. (the “Company”) and Willem Scheele (“Executive”) (together, the “Parties”).

WHEREAS, the Company and Executive are parties to the employment letter agreement dated as of September 23, 2019 (the “Employment Agreement”), under which Executive currently serves as Chief Medical Officer of the Company;

WHEREAS, the Parties have mutually agreed to establish terms for Executive’s transition and separation from employment with the Company; and

WHEREAS, the Parties agree that the payments, benefits and rights set forth in this Agreement shall be the exclusive payments, benefits and rights due Executive in connection with his transition and separation from employment with the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Separation Date; Resignation from Position(s) –

(a) Executive’s effective date of separation from employment with the Company is April 22, 2020 (the “Separation Date”). Executive hereby resigns, as of the Separation Date, from his position as Chief Medical Officer and from any and all other positions he holds as an officer or employee of the Company, and further agrees to execute and deliver any documents reasonably necessary to effectuate such resignations, as requested by the Company.

(b) As of the Separation Date, all salary payments from the Company will cease and any benefits Executive had as of such date under Company-provided benefit plans, programs, or practices will terminate, except as required by federal or state law or as otherwise specifically set forth in this Agreement. In connection with Executive’s separation from employment, Executive shall be paid, in accordance with applicable law and the Company’s regular payroll practices, the Accrued Benefits (as defined in the Employment Agreement).

2.

Severance Benefits – In consideration of Executive’s entering into and abiding by the commitments and obligations set forth in this Agreement, and provided Executive signs and returns this Agreement on or before May 15, 2020 and does not timely revoke his Agreement as set forth in Section 14 below, the Company will provide Executive with the following severance benefits (the “Severance Benefits”):

(a) Severance Pay – Commencing on the Company’s first regularly scheduled payroll date that follows the Release Effective Date (as defined below) (“the Payment Commencement Date”), and continuing for nine (9) months following the Separation Date, Executive will receive severance pay in the form of salary continuation payments, less all applicable taxes and withholdings, in accordance with the Company’s regular payroll practices, resulting in an aggregate payment to Executive of an amount equal to nine (9) months of Executive’s annualized base salary rate in effect on the Separation Date (the “Severance Pay”). For the avoidance of doubt, the first such payment will include any amounts that would have been paid hereunder had the Release become effective upon the Separation Date.

(b) Reimbursement of COBRA Premiums – Should Executive be eligible for and timely elect to continue receiving group health insurance coverage under the law known as COBRA, the Company shall, commencing on the Separation Date, and continuing until the earlier of (x) the date that is nine (9) months following the Separation Date, and (y) the end of the calendar month in which Executive commences other full time employment (or becomes eligible through any other employment to receive group healthcare benefits substantially comparable to those provided by the Company) (the “COBRA Contribution Period”), reimburse Executive for the premiums for such coverage. All premium costs after the COBRA Contribution Period, shall be paid by Executive on a monthly basis during the elected period of health insurance coverage under COBRA for as long as, and to the extent that, he remains eligible for and elects to remain enrolled in COBRA continuation coverage. Executive agrees that, should he commence full time employment with another employer (or become eligible through any other employment to receive group healthcare benefits substantially comparable to those provided by the Company) prior to the date that is nine (9) months following the Separation Date, he will so inform the Company in writing within five (5) business days of becoming eligible for such coverage.

Other than the Severance Benefits and the Accrued Benefits, Executive will not be eligible for, nor shall he have a right to receive, any payments or benefits from the Company following the Separation Date.

3.

Release of Claims – In exchange for the Severance Benefits, which Executive acknowledges he would not otherwise be entitled to receive, Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of its and their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that Executive ever had or now has against any or all of the Released Parties up to the date on which he signs this Agreement, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to Executive’s employment with or separation from, and/or ownership of securities of the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), the False Claims Act, 31 U.S.C. § 3729 et seq., 38 U.S.C. § 4301 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Employment Agreement); all claims to any non-vested ownership interest in the Company, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims shall not (i) prevent Executive from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that Executive acknowledges that he may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and Executive further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding), (ii) deprive Executive of any vested rights he may have as a stockholder of the Company; (iii) terminate any rights Executive may have to be indemnified or defended by the Company as provided in any agreement between the Company and Executive or pursuant to the Company’s Certificate of Incorporation or by-laws; or (iv) waive Executive’s right to receive the Accrued Benefits.

4.

Ongoing Obligations – Executive acknowledges and reaffirms his obligation, except as otherwise permitted by Section 8 below, to keep confidential and not to use or disclose any and all non-public information concerning the Company acquired by him during the course of his employment with the Company, including, but not limited to, any non-public information concerning the Company’s business, operations, products, programs, affairs, performance, personnel, technology, science, intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters. Executive also acknowledges and reaffirms all of his continuing obligations pursuant to the Employee Confidentiality, Assignment and Noncompetition dated March 5, 2019 (the “Restrictive Covenants Agreement”), which survive his separation from employment with the Company and shall remain in full force and effect. Executive further agrees that, for a period of twelve (12) months following the Separation Date (or twenty-four (24) months, if Executive breaches any fiduciary duty to the Company or unlawfully takes, physically or electronically, property belonging to the Company), he shall not, directly or indirectly, whether as owner, partner, shareholder, director, manager, consultant, agent, employee, co-venturer or otherwise, anywhere in the Unites States or in any other country in which the Company does business, engage or otherwise participate in any business that develops, manufactures or markets any products, or performs any services, that are competitive with the products or services of the Company, or products or services that the Company or its affiliates has under development or that were the subject of active planning at any time during Executive’s employment with the Company (the “Non-Competition Obligation”). Executive understands and agrees that the Non-Competition Obligation is in addition to, and not in lieu of, Executive’s obligation pursuant to Section 8(c) of the Restrictive Covenants Agreement, which remains in full force and effect. Executive further understands and agrees that the restrictions contained herein are necessary for the business and goodwill of the Company and considers them to be reasonable for such purpose. Executive further recognizes that any breach of these obligations is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and other injunctive relief, without the posting of a bond. Executive further agrees that he is obligated to pay all the Company’s costs of enforcement of these restrictions, including reasonable attorneys’ fees and expenses.

5.

Non-Disparagement – Executive understands and agrees that he will not, for the three (3) year period following the Separation Date, directly or indirectly, orally, in writing or through any medium (including, but not limited to, the press or other media, computer networks or bulletin boards, or any other form of communication) make any false statement, disparage or defame the goodwill or reputation of the Company or any of the other Released Parties. Nothing herein shall prohibit Executive (i) from disclosing that he is no longer employed by the Company, (ii) from responding truthfully to subpoena, court order or other compulsory legal process, (iii) from rebutting in good faith statements made by another party that are untrue or misleading, or (iv) providing truthful information to a government entity.

6.

Return of Company Property – Executive confirms that he has returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software, printers, flash drives and other storage devices, wireless handheld devices, cellular phones, and tablets), Company identification, and any other tangible or intangible Company-owned property in his possession or control, and that he has left intact, and has otherwise not destroyed, deleted, or made inaccessible to the Company, all electronic Company documents, including, but not limited to, those that Executive developed or helped to develop during his employment or other relationship with the Company, and that he has not (a) retained any copies in any form or media; (b) maintained access to any copies in any form, media, or location; (c) stored any copies in any physical or electronic locations that are not readily accessible or known to the Company or that remain accessible to him; or (d) sent, given, or made accessible any copies to any persons or entities that the Company has not authorized to receive such electronic or hard copies. Executive further confirms that he has cancelled all accounts for his benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone accounts, and computer accounts.

7.

Confidentiality – Executive understands and agrees that, except as otherwise permitted by Section 8 below, the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement shall be maintained as confidential by Executive and his agents and representatives and shall not be disclosed except as otherwise agreed to in writing by the Company.

8.

Scope of Disclosure Restrictions – Nothing in this Agreement or elsewhere prohibits Executive from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings. Executive is not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information Executive obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding Executive’s confidentiality and nondisclosure obligations, Executive is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

9.

Cooperation – Executive agrees that, to the extent permitted by law, he shall cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator. Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding, to provide any relevant information in his possession, and to act as a witness when requested by the Company. The Company will reimburse Executive for all reasonable and documented out of pocket costs that he incurs to comply with this paragraph. Executive further agrees that, to the extent permitted by law, he will notify the Company promptly in the event that he is served with a subpoena (other than a subpoena issued by a government agency), or in the event that he is asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company.

10.

Business Expenses; Final Compensation – Executive acknowledges that he has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of his employment and that no other reimbursements are owed to him. Executive further acknowledges that he has received all compensation due to him from the Company, including, but not limited to, all wages, bonuses and accrued, unused vacation time, and that he is not eligible or entitled to receive any additional payments or consideration from the Company beyond the Severance Benefits. For the avoidance of doubt, Executive acknowledges that, because the Parties have hereby agreed that the Company shall provide the Severance Pay without any reduction for Garden Leave Pay (as defined in the Restrictive Covenants Agreement), Executive is not entitled to receive any additional Garden Leave Pay or other payment once he has received the Severance Pay, but he remains bound by Section 8(c) of the Restrictive Covenants Agreement (in addition to the Non-Competition Obligation imposed by this Agreement).

11.

Amendment and Waiver – This Agreement shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors/administrators/personal representatives, and successors. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

12.

Validity – Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

13.

Nature of Agreement – Both Parties understand and agree that this Agreement is a separation and release of claims agreement and does not constitute an admission of liability or wrongdoing on the part of the Company or Executive.

14.

Time for Consideration and Revocation – Executive acknowledges that he was initially presented with this Agreement on April 22, 2020 (the “Receipt Date”). Executive understands that this Agreement shall be of no force or effect unless he signs and returns this Agreement no earlier than the Separation Date but no later than May 15, 2020 and does not revoke his agreement within the Revocation Period set forth below.

15.

Acknowledgments – Executive acknowledges that he has been given at least twenty-one (21) days from the Receipt Date to consider this Agreement, and that the Company is hereby advising him to consult with an attorney of his own choosing prior to signing this Agreement. Executive further acknowledges and agrees that any changes made to this Agreement following his initial receipt of this Agreement on the Receipt Date, whether material or immaterial, shall not re-start or affect in any manner the 21-day review consideration period. Executive understands that he may revoke this Agreement for a period of seven (7) business days after he signs it (the “Revocation Period”) by notifying the Company in writing, and that this Agreement shall not be effective or enforceable until the expiration of the Revocation Period (the day on which the Revocation Period expires, the “Agreement Effective Date”).

16.

Voluntary Assent – Executive affirms that no other promises or agreements of any kind have been made to or with Executive by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement and that he has had the opportunity to consult counsel of his own choosing. Executive further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act. Executive understands and agrees that by entering into this Agreement he will be waiving any and all rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that he will have received consideration beyond that to which he was previously entitled.

17.

Governing Law – This Agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Each of the Company and Executive hereby irrevocably submits to and acknowledges and recognizes the exclusive jurisdiction and venue of the courts of the Commonwealth of Massachusetts, or if appropriate, the United States District Court for the District of Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter thereof.

18.

Entire Agreement – This Agreement contains and constitutes the entire understanding and agreement between the Parties hereto with respect to Executive’s separation from the Company, and the settlement of claims against the Company, and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith, including, without limitation, the Employment Agreement. For the avoidance of doubt, nothing herein supersedes the Restrictive Covenants Agreement, which remains in full force and effect, subject to the changes made herein with respect to Garden Leave Pay.

19.

Counterparts – This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Facsimile and PDF signatures shall be deemed to be of equal force and effect as originals.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have set their hands and seals to this Agreement as of the date(s) written below.

IMARA, INC.

By:	/s/ Rahul Ballal	Date:	5/1/2020
Name:	Rahul Ballal
Title:	CEO

I hereby agree to the terms and conditions set forth above. I have been given at least twenty-one (21) days to consider this Agreement, and I have chosen to execute this on the date below. I intend that this Agreement will become a binding agreement if I do not revoke my acceptance within seven (7) business days.

Willem Scheele

/s/ Willem Scheele	Date:	4/30/2020